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                                     BYLAWS

                                       OF

                              FREEI NETWORKS, INC.

                                    ARTICLE I

                     REGISTERED OFFICE AND REGISTERED AGENT

     The registered office of the corporation shall be located in the State of Washington at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. Any change in the registered agent or registered office shall be effective upon filing such change with the office of the Secretary of State of the State of Washington.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

     Section 1. ANNUAL MEETINGS. The annual meeting of the shareholders of this corporation, for the purpose of election of directors and for such other business as may come before it, shall be held at the registered office of the corporation, or such other place as may be designated by the notice of the meeting, on the second Monday of September of each and every year, beginning with the year following the year of incorporation, at the hour of 12 o'clock noon, but in case such day shall be a legal holiday, the meeting shall be held at the same hour and place on the next succeeding day not a holiday.

     Section 2. SPECIAL MEETINGS. Special meetings of the shareholders of this corporation may be called at any time by the holders of not less than one-tenth of the voting shares of the corporation, or by the President, or by a majority of the Board of Directors. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The Board of Directors may designate any place as the place of any special meeting called by the President or the Board of Directors, and special meetings called at the request of shareholders shall be held at such place as may be determined by the Board of Directors and placed in the notice of such meetings.

     Section 3. NOTICE OF MEETINGS. Written notice of annual or special meetings of shareholders stating the place, day and hour of the meeting, and, in the case of 4 special meeting,

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the purpose or purposes for which the meeting is called, shall be given by the
Secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, except that notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation other than in the usual or regular course of business, or the dissolution of the corporation shall be given no fewer than twenty (20) days nor more than sixty (60) days before the meeting date. Notice may be transmitted by: mail, private carrier or personal delivery; telegraph of teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation.

     Section 4. WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any shareholder by his or her attendance thereat in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

     Section 5. QUORUM AND ADJOURNED MEETING . Unless otherwise -provided in the Articles of Incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A quorum of shares of each voting group entitled to vote shall be necessary for the transaction of business at all meetings of the shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders from either meeting to leave less than a quorum.

     Section 6. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder of by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of Us execution, unless otherwise provided in the proxy.

     Section 7. VOTING RECORD. After fixing a record date for a shareholders' meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders' meeting. The list shall be arranged by voting

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group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. A shareholder, shareholder's agent, or a shareholder's attorney may inspect the list of shareholders, beginning ten (10) days prior to the shareholders' meeting and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held during regular business hours and at the shareholder's expense. The list of shareholders shall be kept open for inspection- during such meeting or any adjournment. Failure to comply with the requirements of this Section 7 shall not affect the validity of any action taken at such meeting.

     Section 8. VOTING OF SHARES. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one vote for every share standing in his or her name on the books of the corporation. Action on a matter, other than the election of directors, shall be approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the Articles of Incorporation or the Washington Business Corporation Act, including any amendments or succeeding provisions thereto, require a greater number of affirmative votes. Except as otherwise provided in the Articles of Incorporation, in any election of directors, the candidates elected shall be those receiving the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected by such shares.

     Section 9. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders entitled to vote at any meeting of shareholders that has been made as provided in this section shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which the Board shall do if the meeting is adjourned to a date more than one hundred twenty
(120) days after the date fixed for the original meeting.

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                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided by the Washington Business Corporation Act, including any amendments or succeeding provisions thereto, or in the Articles of Incorporation.

     Section 2. NUMBER. The number of directors of the corporation shall be no less than one and not more than five. The number of directors may be increased or decreased from time to time by amending this Section 2, provided that the number shall be not less than one (1) nor more than ten (10) directors, the specific number to be set by resolution of the Board of Directors or the shareholders.

     Section 3. TENURE AND QUALIFICATIONS. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Washington or shareholders of the corporation.

     Section 4. ELECTION. The directors shall be elected by the shareholders at their annual meeting each year; and it for any cause, the directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

     Section 5. VACANCIES. In case of any vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors, a majority of the remaining directors, whether constituting a quorum or not, or the shareholders, may fill the vacancy.

     Section 6. RESIGNATION. Any director may resign at any time by delivering written notice to the Board of Directors, its Chairperson, the President, or the Secretary of the corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

     Section 7. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, my be removed, with or without cause, only if the number of votes cast to remove the director or directors by the holders of shares then entitled to vote at an election of such director or directors exceeds the number of votes cast not to remove the director or directors

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     Section 8. MEETINGS

          a. The annual meeting of the Board of Directors shall be held immediately after the annual shareholders' meeting at the same place as the annual shareholders' meeting or at such other place and at such time as may be determined by the Board of Directors. No notice of the annual meeting of the Board of Directors shah be necessary.

          b. Special meetings may be called at any time and place upon the call of the President, Secretary or one-third of all directors. Notice of the time and place of each special meeting shall be given by the Secretary, or the persons calling the meeting, by mail, private carrier, radio, telegraph, telegram, facsimile transmission, personal communication by telephone or otherwise at least two (2) days in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any director by attendance thereat.

          c. Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors shall be necessary.

          d. At any meeting of the Board of Directors at which a quorum is present, any business may be transacted, and the Board may exercise all of its powers.

     Section 9. QUORUM AND VOTING.

          a. A majority of the directors then in office shall constitute a quorum, but a lesser number may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given.

          b. At each meeting of the Board at which a quorum is present, the act of a majority of the directors present at the meeting shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     Section 10. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each Meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 11. PRESUMPTION OF ASSENT. A director of the corporation who is present Pt 4 meeting of the Board of Directors at which action on any corporate matter is taken shall be

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presumed to have assented to the action taken unless:

          a. The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting;

          b. The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

          c. The director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

     Section 12. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, my designate from among its members one or more committees, each of which must have two or more members and, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors; (b) approve or propose to shareholders action that the Washington Business Corporation Act requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any of its committees; (d) amend any Articles of Incorporation not requiring shareholder approval; (e) adopt, amend or repeal Bylaws; (f) approve a plan of merger not requiring shareholder approval; or (g) authorize or approve the issuance, sale, or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the corporation, to do so within limits specifically prescribed by the Board of Directors.

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                                   ARTICLE IV

                      SPECIAL MEASURES FOR CORPORATE ACTION

     Section 1. ACTIONS BY WRITTEN CONSENT. Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the Washington Business Corporation Act, including any amendments or succeeding provisions thereto, to be voted upon or approved at a duty called meeting of the directors, committee of directors, or shareholders may be accomplished without a meeting if one or more unanimous written consents of the respective directors or shareholders, setting forth the actions so taken, shall be signed, either before or after the action taken, by all the directors, committee members, or shareholders, as the case may be. Action taken by unanimous written consent of the directors or a committee thereof is effective when the last director or committee member signs the consent, unless the consent specifies a later effective date. Action taken by unanimous written consent of the shareholders is effective when all consents are in possession of the corporation, unless the consent specifies a later effective date.

     Section 2. MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, members of a committee of directors, or shareholders may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

                                    ARTICLE V

                                    OFFICERS

     Section 1. OFFICERS DESIGNATED. The officers of the corporation shall be a Chief Executive Officer, President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers, as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

     The Board of Directors may, in its discretion, elect a Chairperson of the Board of Directors; and, if a Chairperson has been elected, the Chairperson shall, when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers as the Board may prescribe.

     Section 2. ELECTION QUALIFICATION AND TERM OF 0FFICE. Each of the officers shall be elected by the Board of Directors. None OF said officers, except the President and the Chairperson of the Board of Directors, need be a director, but a Vice President who is not a

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director cannot succeed to or fill the office of President. The officers shall be elected by the Board of Directors at each annual meeting of the Board of Directors. Except as hereinafter provided, each of said officers shall hold office from the date of his or her election until the next annual meeting of the Board of Directors and until his or her successor shall have been duly elected and qualified.

     Section 3. POWERS AND DUTIES.

          a. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, have general charge and supervision over the corporation's property, business and affairs. He or she shall, unless a Chairperson of the Board of Directors has been elected and is present, preside at meetings of the shareholders and the Board of Directors.

          b. PRESIDENT. Except as otherwise provided herein, in the absence of the Chief Executive Officer or his or her inability to act, the President shall act in his or HER PLACE and stead and shall have all the powers and authority of the Chief Executive Officer, except as limited by resolution of the Board of Directors.

          c. VICE PRESIDENT. Except as otherwise provided herein, in the absence of the President or his or her inability to act, the Senior Vice President shall act in his or her place and stead and shall have all the powers and authority of the President, except as limited by resolution of the Board of Directors.

          d. SECRETARY. The Secretary shall: (1) keep the minutes of the shareholders and of the Board of Directors' meetings IN one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) be custodian of the corporate records and of the seal of the corporation and affix the seal of the corporation to all documents as may be required; (4) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (5) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (6) have general charge of the stock transfer books of the corporation; and (7) in general perform all duties incident to the office of Secretary AND such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

          e. ASSISTANT SECRETARIES. An Assistant Secretary (or in the event there BE more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation then IN the order of their election) shall in the absence or disability of the Secretary, of in the event that for any reason it is impracticable for

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the Secretary to act, have the powers and duties of the Secretary.

          f. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He or she shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chairman of the Board (if there is one), or the President, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board (if there is one), the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, and to the shareholders at the annual meeting of the shareholders, an account of all his or her transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he or she shall give the corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board shall prescribe. The Treasurer shall also perform such other duties as may be assigned to him or her by the Chairman of the Board (if there is one), the President or the Board of Directors.

          g. ASSISTANT TREASURERS. An Assistant Treasurer (or in the event there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall, in the absence of the Treasurer, or in the event that for any reason it is impracticable for the Treasurer to act, have the powers and the duties of the Treasurer. If required by the Board of Directors, be or she shall give the corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board shall prescribe.

     Section 5. RESIGNATION; REMOVAL. The Board of Directors shall have the right to remove any officer, with or without cause. An officer may resign at any time by delivering notice to the corporation. Such resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date.

     Section 6. VACANCIES. The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his or her successor shall have been duly elected and qualified.

     Section 7. SALARIES. The salaries of all officers of the corporation shall be fixed by the Board of Directors.

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                                   ARTICLE VI

                                      STOCK

     Section 1. CERTIFICATE OF STOCK. Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and by the Secretary or an Assistant Secretary, and, if there is one, sealed with the corporate seal. Every certificate of stock shall state upon the face thereof.

          a. The state of incorporation;

          b. The name of the person to whom issued;

          c. The number and class of shares, and the designation of the series, if any, which such certificate represents.

     Every certificate representing shares issued by the corporation at a time it is authorized to issue shares of more than one class shall set forth upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. No certificate shall be issued for any share until the consideration established for its issuance has been paid.

     Section 2. TRANSFER OF SHARES. The shares of the corporation shall be transferable only upon its books by the record holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. The returned certificates shall be marked "cancelled" with the date of cancellation and shall be inserted in the stock book Each certificate to be transferred shall be accompanied either by an assignment in writing on the back of or separate from the certificate, or by a written power to- sell, assign and transfer the same, signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation.

     Section 3. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the

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Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his or her legal representative, to give the corporation:

          a. An affidavit of loss or destruction and/or an indemnity agreement in a form acceptable to the Board of Directors; and/or

          b. A bond, in such form and in such sum is the Board my direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the ISSUANCE of any such new certificate.

     Section 4. RESTRICTIONS ON TRANSFER. The restrictions, if any, on the transfer of shares shall be as stated in the Articles of Incorporation, the Bylaws, or in an agreement between the shareholders, or the shareholders and the corporation, as the case may be.

                                   ARTICLE VII

                                BOOKS AND RECORDS

     Section 1. BOOKS OF ACCOUNTS. MINUTES AND SHARE REGISTER. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a-committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation. The corporation or its agent shall maintain appropriate accounting records. The corporation shall maintain a record of its shareholders, in a form that permits preparation of a fist of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation or its agent shall keep a copy of the following records, which records shall be available for inspection by its shareholders at its principal office upon written notice as provided in the Washington Business Corporation Act, including any amendments or succeeding provisions thereto: (a) the Articles or Restated Articles of Incorporation and all amendments to them currently in effect; (b) the Bylaws or Restated Bylaws and all amendments to them currently in effect;
(c) the minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past three years; (d) its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted -accounting principles or, if not, prepared on a basis explained therein; (e) all written communications to shareholders generally within the past three years; (f) a list of the names and business addresses of its current directors and officers; and
(g) its most recent annual report delivered to the Secretary of State of the State of Washington.

     Section 2. COPIES OF RESOLUTIONS. Any person dealing with the corporation may rely

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upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the President or Secretary.

                                  ARTICLE VIII

                                  CORPORATE SEAL

The Board of Directors may provide for a corporate seal which shall have inscribed thereon the name of the corporation, the year and state of incorporation and the words "corporate seal."

                                   ARTICLE IX

                        AMENDMENT OF ARTICLES AND BYLAWS

     Section 1. AMENDMENT OF ARTICLES.

          a. BY THE BOARD. The Board may, by majority vote and without shareholder action, amend the Articles:



               (1) To delete the name(s) and address(es) of the initial director(s);

               (2) To change the initial registered agent and/or the registered office of the corporation;

               (3) To change the corporate name;

               (4) To change the number of authorized shares to effectuate a stock split or stock dividend to be paid in the corporation' s shares if, at the time of the amendment, the corporation has only one class of shares outstanding; or

               (5) To make any other changes expressly permitted by law to be made without shareholder action.

          b. BY THE BOARD AND SHAREHOLDERS. The Board may submit to the shareholders for approval one or more proposed amendments to the Articles. Following notice to all shareholders of a shareholders' meeting in accordance with the provisions of Article 11, the shareholders may adopt the proposed amendment if two-thirds (2/3) of the votes in each voting group entitled to vote on each amendment approve.

     Section 2. AMENDMENT OF BYLAWS BY THE SHAREHOLDERS. The shareholders may amend, alter, or repeal the Bylaws at any meeting of the shareholders, or by unanimous written consent.

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The shareholders may amend the Bylaws at a special shareholders' meeting only if a copy of the proposed amendments accompanies the notice of the meeting.

     Section 3. AMENDMENT OF BYLAWS BY THE BOARD. The Board may amend, alter, or repeal the Bylaws by vote of a majority of the Board at any meeting of the Board, or by unanimous written consent of the Board. The Bylaws may be amended at a special meeting of the Board only if notice of the proposed amendment was contained in the notice of the meeting. The shareholders may repeal, by majority vote, any amendment to or alteration of the Bylaws adopted by the Board.

                                    ARTICLE X

                                   FISCAL YEAR

               The fiscal year of the corporation shall be set by
                      resolution of the Board of Directors.

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 1. CHECKS. All checks, drafts or other orders for the payment of money, and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     Section 2. RULES OF ORDER. The rules contained in the most recent edition of Robert's Rules of Order, Revised, shall govern all meetings of the shareholders and directors where those rules are not inconsistent with the Articles of Incorporation, these Bylaws or any special rules of order of the corporation.

     Section 3. LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. No loans exceeding or more favorable than those which are customarily made to shareholders shall be made by the corporation to its directors or officers.

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

                             CERTIFICATE OF ADOPTION

The foregoing were duly adopted as the Bylaws of the corporation by the Board of Directors effective on the 31st day of December, 1999.



                                        /s/ Robert McCausland
                                        ----------------------------------------
                                        Robert McCausland, Secretary

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